Exhibit 99.1

GB Sciences Signs Licensing Deal with EndoPure Life Sciences for 5% Gross Sales Royalty & Sponsorship of First-in-Human Trial for their Cannabinoid-based Parkinson’s Drug

As a part of their Exclusive Licensing Deal, EndoPure Life Sciences will finance and sponsor first-in-human clinical trials, which help to advance GB Sciences’ cannabinoid-based products globally.

Las Vegas, NV/ ACCESSWIRE/ Tuesday, October 15th, 2024/ GB Sciences, Inc. (OTCQB:GBLX), a leading data-driven, plant-inspired biopharmaceutical development company, has signed an exclusive licensing deal with EndoPure Life Sciences, LLC, a company with experience in regulatory approvals, manufacturing, and the distribution of cannabinoid-based treatments in Brazil and throughout South America. GB Sciences has granted EndoPure Life Sciences an exclusive license to their cannabinoid-based treatment for Parkinson’s disease; as a part of a suite of cannabinoid-based treatments for neurological disorders. Aging populations have led to an increased global demand for effective treatments of neurological disorders, such as Parkinson’s disease, Alzheimer’s disease, dementia, multiple sclerosis, and epilepsy. The global market for treatments of neurological disorders is growing and is projected to hit $94.3 billion USD by 2032. Novel, validated products that address this important market are urgently needed.

“GB Sciences’ novel cannabinoid-based therapies for neurological disorders will be marketed under our brand name in Brazil and South America, where we have a strong track record of providing trusted cannabinoid-based medicines,” said Allen Voigt, CEO and Founder of EndoPure Life Sciences. “GB Sciences provides scientific validation for their patented cannabinoid-based formulas; as well as expertise in developing products utilizing patient-friendly delivery methods. Our first licensed cannabinoid-based product from GB Sciences will be delivered in Oral Dissolving Tablets that are perfect for Parkinson’s patients that have trouble swallowing medicines but like the convenience of taking their medicine by mouth.”

“This licensing deal not only secures a 5% top line royalty for GB Sciences on gross sales of its novel cannabinoid-based neurological products by EndoPure Life Sciences in Brazil and South America, but also provides the capital and expertise to advance GB Sciences’ products through first-in-human clinical trials in this region,” said Dr. Andrea Small-Howard, CEO, CSO and Chairman of the Board at GB Sciences. “The human data from these clinical trials in Brazil and South America can be used to supplement GB Sciences’ efforts for U.S. FDA approvals. Also, the expedited regulatory pathways in Brazil and South America allow for valuable post-market data gathering, which further benefits GB Sciences’ global regulatory approval efforts.”

About EndoPure Life Sciences, LLC

EndoPure Life Sciences researches, develops, manufacturers, and distributes some of the purest and most cost-effective natural cannabinoid Active Pharmaceutical Ingredients (API) and products, produced under stringent cGMP pharmaceutical quality standards, to deliver a premium quality natural cannabinoid solution. Distributing cannabinoid-based products to 30 countries, EndoPure Life Sciences has been in the pharmaceutical business in Brazil for over 8 years, being one of the pioneers and a prominent player in the South American market. For more information, visit www.endopureusa.com .

About GB Sciences, Inc. and GbS Global Biopharma, Inc.

GB Sciences, Inc. (OTCQB:GBLX) is a data-driven, plant-inspired drug development company that leverages machine learning and high-throughput biology, which transform plant-based drug development and target novel treatments for multi-billion-dollar biopharmaceutical markets, together with its wholly-owned Canadian subsidiary, GbS Global Biopharma, Inc.. PhAROS™, the Company’s proprietary AI-powered drug discovery platform, predicts novel, simple, plant-based mixtures that address critical unmet medical needs. PhAROS™ leverages demonstrated healing from within twelve global Traditional Medical Systems; pre-validates novel, simple, plant-based mixtures to address multi-billion-dollar markets; and goes beyond looking at what has worked within plant-based medicines in the past to predicting the efficacies of entirely new formulations.

GB Sciences’ novel AI-powered drug discovery platform has facilitated an intellectual property portfolio containing 8 US & 14 global patents that are issued and protect 28 unique formulas for the treatment of serious human health disorders. The Company has 15 US and 41 global patents-pending that cover an additional 25 unique formulas for the treatment of human health disorders. The Company has 5 late preclinical programs with cell & animal data supporting novel treatments for Parkinson’s disease, chronic pain, stress & anxiety, cytokine syndromes, and heart failure. Our lead Parkinson’s disease therapeutic program is being prepared for a First-in-Human clinical trial. GB Sciences’ productive research and development network includes industry leading biopharmaceutical CMOs, service providers, universities, hospitals, and global clinical CROs. To learn more, visit www.gbsciences.com.

Forward Looking Statements

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